UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 19, 2013

SOLAR ENERGY INITIATIVES, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-148155	20-5241121
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	IRS Employer Identification Number)

1800 NW Corporate Boulevard, Suite 201

Boca Raton, FL 33431

 (Address of principal executive offices)

2500 Regency Parkway

Cary, NC 27518

(Former address if changed since last filing)

(321) 452-9091

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)(1)

By letter dated February 19, 2013, David Fann resigned as a director of Registrant, effective immediately.  A copy of Mr. Fann’s letter of resignation is attached as Exhibit 17.1 to this Current Report. In connection with Mr. Fann’s resignation:

(i)

The effective date of Mr. Fann’s resignation was February 19, 2013;

(ii)

At the time of his resignation, Mr. Fann was also President and Secretary of Registrant from which positions he also resigned.

(iii)

Mr. Fann expressed no reasons for his resignation other than a desire to pursue other interests and did not express any disagreement with Registrant on any matter relating to Registrant’s operations, policies or practices as part of his resignation.

(a)(2)

A copy of Mr. Fann’s letter of resignation is attached to this Current Report as Exhibit 17.1.

(a)(3)

A copy of this Current Report has been furnished to Mr. Fann prior to the filing of the Report with the SEC, and Mr. Fann was advised that he has the opportunity to provide Registrant as promptly as possible with a letter addressed to the Registrant stating whether he agrees with the statements made by Registrant in this Current Report, and, if not, stating the respects in which he does not agree.  Mr. Fann has furnished Registrant with such a letter, which is attached to this Current Report as Exhibit 17.2.

(b)

Mr. Fann also resigned as an officer of Registrant effective February 19, 2013

(c)

Michael Gelmon has been elected by the Board of Directors to serve as Chairman, President and Secretary of Registrant and as a director, replacing Mr. Fann, at a meeting of the Board of Directors held by written consent effective February 19, 2013. The Registrant has also relocated its principal offices to offices provided without charge by Mr. Gelmon in Boca Raton, Florida.

 Mr. Gelmon, 48, is an experienced CEO and Director of several publicly traded companies, has been involved in consulting and turn-arounds or work outs for various public and private companies. As part of the work outs, he has been actively involved with management in cutting costs, increasing sales as well as compliance issues, including consulting and assisting investment groups in structuring and restructuring debt in several private and public companies; advising various investor and investment groups as lawyers conducting due diligence on target companies; and consulting and advising on management restructuring.

He is also founder and a partner of Gelmon Brothers Real Estate Consultants which has developed and consulted on commercial real estate developments in excess of $100 million; was a founder of Proteus Currency Fund, a Cayman Island based Hedge Fund involved in the Forex marketplace utilizing Dynex Corporation trading in Monaco and Jacobsen Asset Management in London; and, as a founding-shareholder, Director, as well as Head of Acquisitions and Real Estate for Domino's Pizza of Canada Ltd., the Domino's Pizza Master Franchisor in Canada, he was an integral part of the team that was responsible for turning around the Domino’s operations in Canada in the 1990s, growing the Domino's chain to 200 stores located in every region of Canada with system-wide sales of approximately CAD $80,000,000 per annum.  He also currently serves as Chairman and CEO of Novation Holdings, Inc., a publicly traded company traded on the OTCQX and the OTCBB markets.

Mr. Gelmon received his Law Degree from the University of London, King’s College.

Section 9 – Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description of Exhibit

17.1	Letter of resignation dated February 19, 2013.

17.2	Letter from David Fann regarding disclosures dated February 21, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR ENERGY INITIATIVES, INC.

Date: February 21, 2013	/s/ Michael Gelmon
Michael Gelmon
Chief Executive Officer

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